Exhibit 21.1
LIST OF SUBSIDIARIES

	Jurisdiction	Current Names Under Which Do Business

American Reprographics Company, L.L.C.	California	Blair Graphics
BRAT Blueprinting
Brownie’s Blueprint
Central Valley Reprographics
Consolidated Reprographics
Dieterich Post
Digital Print Center (DPC)
FDC Digital Imaging Solutions
Ford Graphics
Hudson Reprographics
IDM Group
InPrint Corporation
KV Blueprint
Mercury/LDO Reprographics
Micro Device
Mossner/IDM
Pikes Peak Reprographics
Reliable Graphics
Royal Blue Print Company
San Jose Blue
SBD Reprographics
Stockton Blue Print Company
Stockton Blue
The Blue Print Company
Wray’s Enterprises

American Reprographics Company India Private Limited	India

American Reprographics Southeast, L.L.C.	North Carolina	Imaging Technology Services (ITS) Macon Prints & Instruments

American Reprographics Servicios, S.A. de D.V.	Mexico

ARC Acquisition Corporation	California

ARC Reprographics Canada Corp	British Columbia

ARC Reprographics Hong Kong, Limited	Hong Kong

ARC Technology Bermuda, Ltd.	Bermuda

Arcprint and Imaging Ltd.	British Columbia

	Jurisdiction	Current Names Under Which Do Business

Argo-ICC Reprographics Ltd.	Ontario, Canada	ICC Repro Argo Graph J. Harvey Rose

Blue Print Service Company, Inc.	California	BPS American Draftsource Elite Reprographics

BPI Repro, LLC	California	Action Reprographics B & B Blueprint Barry Blueprint BPI Repro Circle Blueprint Independent Printing Reprographics Plus

Dunn Blue Print Company	Michigan	Dunn Blue Detroit Reprographics Entire Reprographics Great Lakes Laminating Letter Perfect Design Veenestra

ERS Digital, Inc. (fka Engineering Repro Systems, Inc.)	Minnesota	Atlas Blueprint eBlueprint Queen City Reprographics Dayton Blueprint

Leet- Melbrook, Inc.	Maryland

Licensing Services International, LLC	California

MBC Precision Imaging, Inc.	Maryland	MBC Precision Imaging Reprographics Technologies

McKee Enterprises, Inc.	Arizona	Advance Reprographics ScottBlue

Mirror Plus Technologies, Inc.	California	ARC Technologies Holdings Mirror Plus

OCB, LLC	California	OCB Team Reprographics

Olympic Reprographics, LLC	Washington

Peninsula Blueprint, Inc.	California	Peninsula Blueprint Peninsula Digital

	Jurisdiction	Current Names Under Which Do Business

Planwell, LLC	California

Quality Reprographic Services, Inc.	Georgia	A-Plus Digital Reprographics Georgia Blue Quality Reprographics

Reprografia Digital De Mexico, S.A. de C.V.	Mexico

Reprographics Northwest, LLC	California	Blueprints Plus Ford Graphics Seattle Kestrel Blueprint Micro Device Repro Northwest Superior Reprographics Tacoma Reprographics

Reprographics Warehouse (United Kingdom) Limited	United Kingdom

Ridgway’s, L.L.C.	Texas	A-C Reproduction
A-Plus Digital Reprographics
A&E Supply Company
AEC Supply Company
City Digital Imaging
Crest Graphics
IT Plus Technologies
Kansas Blueprint
Mathias Reprographics
Metro Digital Imaging
NGI Digital
Orlando Reprographics
Pennsylvania Ridgway’s, LLC
Rapid Blueprint Supply Co.
Reprographics Arlington
Reprographics Dallas
Reprographics Fort Worth
Reprographics Roanoke
Rhode Island Blue Print
Ridgway’s
Ridgway’s Digital Imaging of Destin
Strato Grafix
Tampa Reprographics & Supply
Torrance Document Service
University Imaging

SubHub, Inc.	California

The PEiR Group, LLC	California

The PEiR Group International, LLC	California

T-Square Express, Inc.	Florida	Ridgway’s Best Digital T-Square Best Digital Reprographics

Western Blue Print Company, LLC	Missouri

Reprographics Fort Worth, Inc. (fka Wilco Reprographics, Inc.)	Delaware